UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 3)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 1, 2022

VERTEX ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-11476	94-3439569
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1331 Gemini Street Suite 250 Houston, Texas	77058
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 660-8156

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value Per Share	VTNR	NASDAQ Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATION NOTE

Vertex Energy, Inc. (the “Company”, “we” and “us”) previously filed a Current Report on Form 8-K with the Securities and Exchange Commission on April 7, 2022 (the “Initial Report”) disclosing among other things: (a) the April 1, 2022 entry into a Loan and Security Agreement between Vertex Refining Alabama LLC, a Delaware limited liability company (“Vertex Refining”) which is indirectly wholly-owned by the Company, the Company, as a guarantor, substantially all of the Company’s direct and indirect subsidiaries, as guarantors, certain funds, as lenders, and Cantor Fitzgerald Securities, in its capacity as administrative agent and collateral agent for the lenders; (b) the April 1, 2022 acquisition by Vertex Refining of a refinery located in Mobile, Alabama (the “Mobile Refinery”) and certain logistics assets (the “Logistics Assets”); and (c) the April 1, 2022 entry into a Supply and Offtake Agreement between Vertex Refining and Macquarie Energy North America Trading Inc. (“Macquarie”), pertaining to crude oil supply and offtake of finished products located at the Mobile Refinery (the “Supply and Offtake Agreement”).

On April 26, 2022, the Company filed an Amendment No. 1 to the Initial Report (“Amendment No. 1”), to disclose in greater detail a Storage & Services Agreement, Crude Oil & Hydrocarbon Feedstock Supply Agreement and Products Offtake Agreement entered into with certain of the transactions described in the Initial Report.

On June 15, 2022, the Company filed an Amendment No. 2 to the Initial Report (“Amendment No. 2”), amending Item 9.01 thereof to include the required financial statements and pro forma financial information relating to the acquisition of the Mobile Refinery.

This Amendment No. 3 to the Initial Report, which should be read together with the Initial Report, as amended by Amendment No. 1 and Amendment No. 2 thereto, is being filed solely to include additional financial statements relating to the Mobile Refinery and Logistics Assets as of, and for the three months ended March 31, 2022 and 2021, and to include pro forma financial information as of March 31, 2022, and for the three months ended March 31, 2022, which were not required to be included in the Initial Report, Amendment No. 1 or Amendment No. 2, thereto. The Company is providing this information so that it may be incorporated by reference into a prospectus included within a Form S-3 being filed today by the Company.

This Amendment should be read in conjunction with the Initial Report, as amended to date.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

The unaudited financial statements of the Mobile Refinery and Logistics Assets, comprising the combined balance sheets as of March 31, 2022 and 2021, and the related combined statements of operations, changes in net parent investment and cash flows for the three months ended March 31, 2022 and 2021, and the related notes to the financial statements, are filed as Exhibit 99.1 to this Current Report on Form 8-K and are incorporated herein by reference.

(b) Pro Forma Financial Information

The unaudited pro forma consolidated financial information of Vertex Energy, Inc. as of March 31, 2022, and for the three months ended March 31, 2022 and the year ended December 31, 2021, as well as the accompanying notes thereto, are filed as Exhibit 99.2 to this Current Report on Form 8-K and are incorporated herein by reference. The unaudited pro forma consolidated financial statements are based on the historical consolidated financial statements of the Company and adjusts such information to give effect of the acquisition of the Mobile Refinery and Logistics Assets.

(d) Exhibits.

Exhibit No.	Description
99.1	Unaudited financial statements of the Mobile Refinery and Logistics Assets, comprising the combined balance sheets as of March 31, 2022 and 2021, and the related combined statements of operations, changes in net parent investment and cash flows for the three months ended March 31, 2022 and 2021, and the related notes to the financial statements
99.2	Unaudited Proforma Financial Information of Vertex Energy, Inc. as of March 31, 2022, and for the three months ended March 31, 2022 and the year ended December 31, 2021, as well as the accompanying notes thereto
104	Inline XBRL for the cover page of this Current Report on Form 8-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERTEX ENERGY, INC.

Date: July 8, 2022	By:	/s/ Chris Carlson
Chris Carlson
Chief Financial Officer